UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2014

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On June 30, 2014, Landauer, Inc. (the “Company”) and its subsidiaries Global Physics Solutions, Inc. and IZI Medical Products, LLC (collectively, the “Borrowers”), entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”), and the lenders that are party thereto (collectively, the “Lenders”).  The Amendment amends the Credit Agreement entered into among the Borrowers, the Administrative Agent and the Lenders on August 2, 2013 (the “Credit Agreement”).

The Amendment amends, among other things, (i) the definition of Capital Expenditures and EBITDA and (ii) keeps the fixed charge coverage ratio covenant and the leverage ratio covenant constant (1.10 to 1.00 and 3.50 to 1.00, respectively) through the remainder of the term of the Credit Agreement instead of tightening to 1.15 to 1.00 and 3.25 to 1.00, respectively, at September 30, 2015.    In connection with the Amendment, the Company paid certain amendment fees to the Lenders and certain other fees and expenses to the Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

July 3, 2014	By:	/s/ Mark A. Zorko
Mark A. Zorko
Interim Chief Financial Officer